Exhibit 23.5

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988

November 12, 2009

Board of Trustees
Anchor Mutual Savings Bank
120 North Broadway
Aberdeen, Washington 98520

Members of the Board of Directors:

          We hereby consent to the use of our firm’s name in the Application for Approval of Conversion, and any amendments thereto to be filed with the Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation, and in Amendment No. 1 to the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Pro Forma Valuation Report and any Valuation Report Updates in such filings including the prospectus of Anchor Bancorp and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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